EXHIBIT 16.1


PS Stephenson & Co., P.C.
1609 N. Richmond Road
Wharton, TX 77488



April 20, 2012
Securities & Exchange Commission
100 F Street NE
Mail Stop 6010
Washington, DC 20549
Dear Sir/Madam:

We have read the statements of Big Time Acquisition, Inc.
pertaining to our Firm included under Item 4.01 of Form
8-K dated April 20, 2012 and agree with such statements as they pertain to our Firm. We have no basis to agree or disagree with other statements of the registrant contained therein.


Very truly yours,

/s/ PS STEPHENSON & CO., P.C.

PS Stephenson & Co., P.C.
Wharton, Texas